EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD NET SALES AND EARNINGS FOR FIRST QUARTER OF FISCAL YEAR 2018

•	For the quarter ended June 30, 2017

◦	Record GAAP net sales of $972.1 million, up 7.7% sequentially and up 21.6% from the year ago quarter.

◦
Record Non-GAAP net sales of $972.1 million, up 7.7% sequentially and up 15.2% from the year ago quarter. Our updated guidance provided on June 5, 2017 was net sales of $943.3 million to $956.8 million.

◦
On a GAAP basis: gross margins of 60.1%; record operating income of $221.6 million; record net income of $170.6 million; and record EPS of 70 cents per diluted share. Our updated guidance provided on June 5, 2017 was EPS of 62 to 64 cents per diluted share.

◦
On a Non-GAAP basis: gross margins of 60.4%; record operating income of $364.3 million; record net income of $319.1 million and record EPS of $1.31 per diluted share, up 12.9% sequentially and up 56.0% from the year ago quarter. Our updated guidance provided on June 5, 2017 was EPS of $1.22 to $1.26 per diluted share.

◦	Record cash flow from operations of $345.0 million.

◦	Record quarterly dividend declared of 36.2 cents per share.

CHANDLER, Arizona - August 3, 2017 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended June 30, 2017 as summarized in the following table:

(in millions, except per share amounts and percentages)	Three Months Ended June 30, 2017
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$972.1		$972.1
Gross Margin	$584.4	60.1%	$587.2	60.4%
Operating Income	$221.6	22.8%	$364.3	37.5%
Other Expense	$(55.4)		$(14.7)
Income Tax (Benefit) Provision	$(4.4)		$30.5
Net Income	$170.6	17.5%	$319.1	32.8%
Earnings per Diluted Share	70 cents		$1.31
1    See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
First Quarter Fiscal 2018
Financial Results

GAAP net sales for the first quarter of fiscal 2018 were $972.1 million, up 21.6% from GAAP net sales of $799.4 million in the prior year's first fiscal quarter. GAAP net income from continuing operations for the first quarter of fiscal 2018 was $170.6 million, or 70 cents per diluted share, up from GAAP net loss from continuing operations of $(109.2) million, or (51) cents per diluted share, in the prior year's first fiscal quarter. The prior year's GAAP net income results were significantly adversely impacted by purchase accounting adjustments associated with our Atmel acquisition.

Non-GAAP net sales for the first quarter of fiscal 2018 were $972.1 million, up 15.2% from non-GAAP net sales of $844.0 million in the prior year's first fiscal quarter. Non-GAAP net income from continuing operations for the first quarter of fiscal 2018 was $319.1 million, or $1.31 per diluted share, up 64.5% from non-GAAP net income of $194.0 million, or 84 cents per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2018 and fiscal 2017, our non-GAAP results exclude the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel and Micrel distributors resulting from changes to business practices with those distributors, a loss on the settlement of our convertible debentures, non-cash interest expense on our convertible debentures, a gain on an equity method investment, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270 and non-recurring tax events. Our non-GAAP results for the three month periods ended June 30, 2017 and June 30, 2016 reflect an adjustment for a manufacturing excursion issue with one of our suppliers. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 36.2 cents per share. The quarterly dividend is payable on September 5, 2017 to stockholders of record on August 21, 2017.

"Our June quarter financial results were extremely strong and represent an acceleration of our organic growth with our Microchip 2.0 initiative," said Steve Sanghi, Chief Executive Officer. "Microchip 2.0 combines the product, technology, system and employee strength of Microchip and its previous acquisitions and allows us to provide total system solutions to our customers by selling multiple products into the circuit boards that drive their end applications."

Mr. Sanghi added, "Our net sales were at record levels and well above the high end of our revised guidance. Our non-GAAP net sales for the June quarter were up 15.2% from the June quarter of a year ago. It is noteworthy that our year-over-year non-GAAP net sales comparison was not impacted by acquisitions since Atmel's full quarter revenue results were included in our June 2016 quarter net sales. GAAP net sales for the June 2017 quarter were up

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Microchip Technology Reports
First Quarter Fiscal 2018
Financial Results

21.6% from the June quarter of a year ago. Our gross margin percentage and operating profit percentage each exceeded the high end of our guidance on both a GAAP and non-GAAP basis and our earnings per share exceeded the high end of our revised guidance on both a GAAP and non-GAAP basis. Our non-GAAP gross margin crossed the 60% milestone and non-GAAP operating profit exceeded 37% for the first time. Non-GAAP earnings per share were up 56% from the June quarter of a year ago due to improving sales, gross margin percentage, operating expense leverage and successful execution of our core business as well as accretion from our acquisitions."

"Our Microcontroller businesses performed very strongly in the June quarter with revenue being up 9.5% sequentially compared to the March quarter, setting a new record in the process," said Ganesh Moorthy, President and Chief Operating Officer. "We continue to see customers using microcontrollers that originated from Atmel's heritage express confidence in Microchip's stewardship of these product families. As a result we are seeing more designs that are in the pipeline going to production and ramping in volume. We are also seeing continued growth in our design-in funnel which we expect will drive future growth as these designs progress into production over time."

Mr. Moorthy added, "Our analog product revenue was up 3.7% sequentially in the June quarter compared to the March quarter, and also set a new record in the process. Our transformation to Microchip 2.0 with a more powerful Total System Solution approach is enabling us to successfully find more opportunities to attach Microchip's vast portfolio of analog products to Atmel microcontrollers and microprocessors at multiple customers and applications. This effort should contribute to further revenue over time as these new design wins go to production."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Cash flow from operations in the June quarter was a record $345 million. As of June 30, 2017, the consolidated cash and total investment position on our balance sheet was $1.65 billion."

Mr. Bjornholt added, "Our inventory at June 30, 2017 was at 100 days and was the lowest in 7 years. Our distributor inventory at 31 days was also on the low end of our normal range. Despite our recent manufacturing ramp, we have not been able to grow our inventories since all of the additional output is getting shipped for revenue. We are projecting Microchip's inventory at September 30, 2017 to be between 99 and 101 days, which is essentially flat to the June quarter levels."

Commenting on the business environment, Mr. Sanghi added, "We are continuing to see a very strong business environment for our products worldwide and have a number of company specific demand drivers. Our bookings rate in the June quarter was extremely strong. We are continuing to add capacity in our internal fabs, assembly and test plants, foundries and subcontractors. Our lead times are still long, but with the increased output from our recent efforts, we believe we have managed to stabilize lead times to create a soft landing without triggering over ordering in our customer base."

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Microchip Technology Reports
First Quarter Fiscal 2018
Financial Results

Mr. Sanghi concluded, "We expect total net sales to be up approximately 3% sequentially which would represent 14.6% growth on a non-GAAP basis year-over-year and 14.9% growth on a GAAP basis year-over-year."

Microchip's Highlights for the Quarter Ended June 30, 2017:

•	Microchip announced the industry's first microcontroller (MCU) with integrated 2D GPU and integrated DDR2 memory. Our PIC32MZ DA family provides groundbreaking capabilities for an MCU.

•
The latest Digitally Enhanced Power Analog (DEPA) buck controller from Microchip performs power conversion, measurement and management functions. We believe that the MCP19123 offers more flexibility than any other analog control architecture on the market today.

•
Microchip simplified the design of low-power Liquid Crystal Display (LCD) applications with the launch of the PIC16F19197 MCU family. The PIC16F19197 MCU family combines battery-friendly LCD drive with Core Independent Peripherals (CIPs) and intelligent analog.

•
Microchip announced the industry's first CAN flexible data-rate and CAN partial networking transceiver family with automotive grade 0 qualified parts. The ATA65XX family adds six new devices to Microchip's CAN portfolio.

•
Microchip's eXtreme Low Power (XLP) was expanded to PIC32 devices. The latest PIC32MM "GPM" MCUs are available with USB support, CIPs and memory scalable to 256 KB in compact packages. The latest additions to the PIC32MX1/2 XLP family also include XLP technology to increase performance while reducing power consumption.

•
A fully certified Wi-Fi® Software Development Kit (SDK) with Apple HomeKit support is now available from Microchip. The SDK enables MFi licensees to create fast, low-power designs and is the industry's first hardware cryptography enabled Wi-Fi-based development kit for HomeKit.

•
Microchip announced a new family of maXTouch® touchscreen controllers for large-screen automotive Human Machine Interface (HMI) designs. The MXT1665T-A family brings the experience of multi-touch HMI into automotive displays.

•
Microchip unveiled the SAM R30 System in Package (SiP). Combining an ultra-low power MCU with an 802.15.4 radio, the SAM R30 enables long-lasting battery life for a wide variety of wirelessly connected devices.

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Microchip Technology Reports
First Quarter Fiscal 2018
Financial Results

•
Microchip continued to prove that MOST® technology remains a leading standard for automotive infotainment. Microchip announced the OS81119, the latest MOST technology Intelligent Network Interface Controller (INIC) which enables daisy-chain communications in automotive applications.

•
Microchip debuted its Unified Centralized Network Stack (UNICENS) software, which makes interfacing to high-speed infotainment in-vehicle networks easy and flexible. UNICENS is a software module available at no charge to customers using Microchip INICs.

•
Silicon Storage Technology (SST), Microchip's licensing subsidiary, announced the qualification of Smartbit™ One-Time Programmable (OTP) Non-Volatile Memory (NVM) technology for ON Semiconductor’s 110 nm Complementary Metal-Oxide Semiconductor (CMOS) process.

•
Microchip was named one of the 2017 Top Workplaces by Bay Area News Group and also received a 2017 Preferred Supplier Award from Flex. Additionally, Steve Sanghi was honored with the Lifetime Achievement Award from Arizona Genius.

Second Quarter Fiscal Year 2018 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. The table below provides our guidance on both a GAAP and non-GAAP basis for the September 30, 2017 quarter:

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$1,001.3 million		$1,001.3 million
Gross Margin[2]	60.15% to 60.4%	$3.5 million	60.5% to 60.75%
Operating Expenses	36.9% to 37.4%	$144.2 million	22.5% to 23.0%
Operating Income	22.75% to 23.5%	$147.7 million	37.5% to 38.25%
Other Expense	$44.2 million	$27.3 million	$16.9 million
Income Tax Expense	0% to 2%	$29.5 to $30.2 million	8.25% to 9.25%
Net Income	$179.9 to $191.1 million	$144.8 to $145.5 million	$325.4 to $335.9 million
Diluted Common Shares Outstanding[3]	Approximately 244 to 244.7 million shares		Approximately 244 to 244.7 million shares
Earnings per Diluted Share[3]	74 to 78 cents	About 59 cents	$1.33 to $1.37
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

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Microchip Technology Reports
First Quarter Fiscal 2018
Financial Results

•
Microchip's inventory days at September 30, 2017 are expected to be 99 to 101 days. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending September 30, 2017 are expected to be approximately $70 million. Capital expenditures for all of fiscal year 2018 are expected to be approximately $180 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel and Micrel distributors resulting from changes to business practices with those distributors, a loss on the settlement of our convertible debentures, non-cash interest expense on our convertible debentures, a gain on an equity method investment, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270 and non-recurring tax events. Our non-GAAP results for the three-month periods ended June 30, 2017 and June 30, 2016 reflect an adjustment for a manufacturing excursion issue with one of our suppliers. We believe that our disclosure of non-GAAP net sales provides investors with useful information regarding the actual end market demand for our products.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax rate, non-GAAP net income from continuing operations, and non-GAAP diluted earnings per share from continuing operations which exclude the items noted above, as applicable, to permit additional analysis of our performance.

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Microchip Technology Reports
First Quarter Fiscal 2018
Financial Results

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2017 quarter between $81and $84 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share amounts) (unaudited)

	Three Months ended
	June 30,
	2017	2016

Net sales	$972,141	$799,411
Cost of sales	387,702	450,921
Gross profit	584,439	348,490

Research and development	130,480	147,883
Selling, general and administrative	114,272	157,505
Amortization of acquired intangible assets	120,845	80,171
Special (income) charges and other, net	(2,756)	22,035
Operating expenses	362,841	407,594

Operating income (loss)	221,598	(59,104)
Losses on equity method investments	(55)	(56)
Other expense, net	(55,338)	(31,587)

Income (loss) before income taxes	166,205	(90,747)
Income tax (benefit) provision	(4,382)	18,478
Net income from continuing operations	170,587	(109,225)
Discontinued operations:
Loss from discontinued operations	—	(5,473)
Income tax benefit	—	(1,335)
Net loss from discontinued operations	—	(4,138)

Net income (loss)	$170,587	$(113,363)

Basic net income (loss) per common share
Net income (loss) from continuing operations	$0.74	$(0.51)
Net loss from discontinued operations	—	(0.02)
Net income (loss)	$0.74	$(0.53)
Diluted net income (loss) per common share
Net income (loss) from continuing operations	$0.70	$(0.51)
Net loss from discontinued operations	—	(0.02)
Net income (loss)	$0.70	$(0.53)

Basic common shares outstanding	229,429	214,345
Diluted common shares outstanding	242,902	214,345

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	June 30,	March 31,
	2017	2017
	(Unaudited)
Cash and short-term investments	$1,230,246	$1,302,772
Accounts receivable, net	528,954	478,373
Inventories	426,843	417,202
Assets held for sale	—	6,459
Other current assets	112,719	100,234
Total current assets	2,298,762	2,305,040

Property, plant and equipment, net	693,995	683,338
Long-term investments	420,458	107,457
Other assets	4,474,676	4,591,046
Total assets	$7,887,891	$7,686,881

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$416,390	$361,683
Deferred income on shipments to distributors	308,797	292,815
Current portion of long-term debt	11,256	49,952
Total current liabilities	736,443	704,450

Long-term debt	2,983,908	2,900,524
Long-term income tax payable	187,255	184,945
Long-term deferred tax liability	347,216	409,045
Other long-term liabilities	220,515	217,206

Stockholders' equity	3,412,554	3,270,711
Total liabilities and stockholders' equity	$7,887,891	$7,686,881

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months ended
	June 30,
	2017	2016
Net sales, as reported	$972,141	$799,411
Distributor revenue recognition adjustment	—	44,587
Non-GAAP net sales	$972,141	$843,998

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months ended
	June 30,
	2017	2016
Gross profit, as reported	$584,439	$348,490
Distributor revenue recognition adjustment, net of product cost	—	23,416
Share-based compensation expense	3,394	7,897
Manufacturing excursion	(660)	800
Acquisition-related restructuring and acquired inventory valuation costs	—	90,488
Non-GAAP gross profit	$587,173	$471,091
Non-GAAP gross profit percentage	60.4%	55.8%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months ended
	June 30,
	2017	2016
Research and development expenses, as reported	$130,480	$147,883
Share-based compensation expense	(10,289)	(17,517)
Acquisition-related and other costs	—	1,201
Non-GAAP research and development expenses	$120,191	$131,567
Non-GAAP research and development expenses as a percentage of net sales	12.4%	15.6%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months ended
	June 30,
	2017	2016
Selling, general and administrative expenses, as reported	$114,272	$157,505
Share-based compensation expense	(8,725)	(34,165)
Acquisition-related and other costs	(2,860)	(14,946)
Non-GAAP selling, general and administrative expenses	$102,687	$108,394
Non-GAAP selling, general and administrative expenses as a percentage of net sales	10.6%	12.8%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months ended
	June 30,
	2017	2016
Operating expenses, as reported	$362,841	$407,594
Share-based compensation expense	(19,014)	(51,682)
Acquisition-related and other costs	(2,860)	(13,745)
Amortization of acquired intangible assets	(120,845)	(80,171)
Special (income) charges and other, net	2,756	(22,035)
Non-GAAP operating expenses	$222,878	$239,961
Non-GAAP operating expenses as a percentage of net sales	22.9%	28.4%

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME

	Three Months ended
	June 30,
	2017	2016
Operating income (loss), as reported	$221,598	$(59,104)
Distributor revenue recognition adjustment	—	23,416
Share-based compensation expense	22,408	59,579
Manufacturing excursion	(660)	800
Acquisition-related restructuring, acquired inventory valuation and other costs	2,860	104,233
Amortization of acquired intangible assets	120,845	80,171
Special (income) charges and other, net	(2,756)	22,035
Non-GAAP operating income	$364,295	$231,130
Non-GAAP operating income as a percentage of net sales	37.5%	27.4%

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months ended
	June 30,
	2017	2016
Other expense, net, as reported	$(55,338)	$(31,587)
Loss on settlement of convertible debt	13,826	—
Non-cash other expense, net	26,836	12,537
Gain on equity method investment	—	(468)
Non-GAAP other expense, net	$(14,676)	$(19,518)
Non-GAAP other expense, net, as a percentage of net sales	(1.5)%	(2.3)%

RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months ended
	June 30,
	2017	2016
Income tax (benefit) provision, as reported	$(4,382)	$18,478
Income tax rate, as reported	(2.6)%	(20.4)%
Distributor revenue recognition adjustment	—	3,566
Share-based compensation expense	7,428	20,888
Manufacturing excursion	(241)	295
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	10,894	11,769
Special (income) charges and other, net	(1,207)	6,470
Loss on settlement of convertible debt	5,053	—
Non-cash other expense, net	9,809	4,620
Gain on equity method investment	—	(172)
Non-recurring tax events	5,633	6,877
Tax adjustment in accordance with ASC 740-270	(2,476)	(55,215)
Non-GAAP income tax provision	$30,511	$17,576
Non-GAAP income tax rate	8.7%	8.3%

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RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS AND GAAP DILUTED NET INCOME (LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS TO NON-GAAP NET INCOME FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS

	Three Months Ended
	June 30,
	2017	2016
Net income (loss) from continuing operations, as reported	$170,587	$(109,225)
Distributor revenue recognition adjustment, net of tax effect	—	19,850
Share-based compensation expense, net of tax effect	14,980	38,691
Manufacturing excursion, net of tax effect	(419)	505
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	112,811	172,635
Special (income) charges and other, net of tax effect	(1,549)	15,565
Loss on settlement of convertible debt, net of tax effect	8,773	—
Non-cash other expense, net of tax effect	17,027	7,917
Gain on equity method investment, net of tax effect	—	(296)
Non-recurring tax events	(5,633)	(6,877)
Tax adjustment in accordance with ASC 740-270	2,476	55,215
Non-GAAP net income from continuing operations	$319,053	$193,980
Non-GAAP net income from continuing operations as a percentage of net sales	32.8%	23.0%
GAAP net income (loss) from continuing operations as a percentage of net sales	17.5%	(13.7)%
Diluted net income (loss) per common share from continuing operations, as reported	$0.70	$(0.51)
Non-GAAP diluted net income per common share from continuing operations	$1.31	$0.84
Diluted common shares outstanding, as reported	242,902	214,345
Diluted common shares outstanding Non-GAAP	242,902	230,670

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Microchip Technology Reports
First Quarter Fiscal 2018
Financial Results

Microchip will host a conference call today, August 3, 2017 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until August 17, 2017.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on August 3, 2017 and will remain available until 8:00 p.m. (Eastern Time) on August 17, 2017. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 8277779.

Cautionary Statement:

The statements in this release relating to acceleration of our organic growth with our Microchip 2.0 initiative, improving sales, gross margin percentage, operating expense leverage and successful execution of our core business and accretion from our acquisitions, continuing to see customers using Atmel microcontrollers express confidence in Microchip's stewardship of Atmel's heritage product families, seeing more designs going to production and ramping in volume, seeing continued growth in our design-in funnel and expecting that will drive future growth, successfully finding more opportunities to attach Microchip's analog products to Atmel microcontrollers and microprocessors, these efforts contributing to further revenue over time as these new design wins go to production, projecting Microchip's inventory at September 30, 2017 to be between 99 and 101 days, continuing to see a very strong business environment for our products worldwide, continuing to add capacity in our internal fabs, assembly and test plants, foundries and subcontractors, managing to stabilize long lead times without triggering over ordering in our customer base, expecting net sales in the September 2017 quarter to be up approximately 3% sequentially, that our MOST technology is still a leading standard for automotive infotainment, our second quarter fiscal 2018 GAAP and Non-GAAP guidance including net sales, gross margin, operating expenses, operating income, other expense, income tax expense/(benefit), net income, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the September 2017 quarter and for all of fiscal 2018, continuing to invest to support the growth of our production capabilities for fast-growing new products and technologies, that Non-GAAP results provide investors with useful information regarding the actual end market demand for our products, and assumed average stock price in the September 2017 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our

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Microchip Technology Reports
First Quarter Fiscal 2018
Financial Results

manufacturing capacity and our ability to effectively manage and expand our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our Atmel acquisition; our ability to continue to realize the expected benefits of our other acquisitions; the impact of any other significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation or other matters involving intellectual property, customers, or other issues; our actual average stock price in the September 2017 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 3, 2017 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, MOST, maXTouch and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. Smartbit is a trademark of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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